Exhibit 5.2

Main +1.213.689.0200

Fax +1.213.614.1868

42960.0001

July 30, 2008

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

POST EFFECTIVE AMENDMENT NO 1. TO REGISTRATION STATEMENT NO. 333-149769 ON FORM S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement No. 333- 149769 on Form S-3 (the “Registration Statement”) of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), on March 17, 2008. The Amendment relates to (i) registering guarantees issued pursuant to the Second Supplemental Indenture, filed as Exhibit 4.4 to the Amendment (the “Senior Indenture”), and the Senior Subordinated Secured Note Indenture, filed as Exhibit 4.13 to the Amendment (the “Senior Subordinated Indenture”), (the “Existing Guarantees”) and prospective guarantees of debt securities (the “Prospective Guarantees,” together with the Existing Guarantees, the “Guarantees”) by certain subsidiaries of the Company whose names appear on Schedule I attached hereto (collectively, the “Guarantors”) and (ii) adding each of the Guarantors to the Amendment. The Registration Statement relates to the offering from time to time of an unlimited amount of the following securities of the Company: (a) an undetermined number of (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, the terms and conditions of which are as yet undetermined (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or both (the “Warrants”); (iv) rights issuable to shareholders to purchase Common Stock, and/or Preferred Stock, or Warrants exercisable for shares of Common Stock and/or Preferred Stock (the “Purchase Rights”), (b) an undetermined principal amount of debt securities, the terms and conditions of which are as yet undetermined (“Debt Securities”), or (c) any combination of the foregoing. The Common Stock, Preferred Stock, Warrants, Purchase Rights, Debt Securities and Guarantees are collectively referred to herein as “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the final prospectus contained therein (the “Final Prospectus”) and the supplements to the

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Thornburg Mortgage, Inc.
July 30, 2008

Prospectus (the “Prospectus Supplements”). The Final Prospectus and the Prospectus Supplements are hereinafter collectively referred to as the “Prospectus”. The Securities may be sold pursuant to a definitive underwriting, purchase or similar agreement (the “Underwriting Agreement”) to be filed under a Current Report on Form 8-K or an amendment to the Registration Statement.

The Existing Guarantees were issued pursuant to the Senior Indenture and the Senior Subordinated Indenture, and the Prospective Guarantees will be issued pursuant to an indenture governing debt securities and the guarantees thereof, if any, in the form filed as Exhibit 4.1 to the Amendment, among the Company, the Guarantors and the trustee under such indenture (the “Form Indenture”), as may be amended or supplemented from time to time.

I.

In rendering this opinion, we have examined:

(a)	The Amendment;

(b)	The Registration Statement;

(c)	The Prospectus;

(d)	The Senior Indenture;

(e)	The Senior Subordinated Indenture;

(f)	The Form Indenture;

(g)	The Articles of Incorporation of the Company (the “Articles of Incorporation”) certified by the Maryland Department of Assessments and Taxation as of July 10, 2008, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(h)	The Amended and Restated Bylaws (the “Bylaws”) of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion; and

(i)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Guarantees;

(j)	A Certificate of the Chief Executive Officer and President of the Company dated July 30, 2008 as to (i) the Registration Statement, the Amendment, all other amendments thereto, and the Prospectus, and (ii) certain factual matters (the “Officer’s Certificate”);

Thornburg Mortgage, Inc.
July 30, 2008

(k)	A Good Standing Certificate relating to the Company issued by the Maryland Department of Assessments and Taxation dated July 9, 2008;

(l)	The Certificate of Incorporation of Adfitech, Inc., a Nevada corporation (“Adfitech”) certified by the Nevada Secretary of State as of July 10, 2008, and certified to us by an officer of Adfitech as being complete and in full force and effect as of the date of this opinion letter;

(m)	The Bylaws of Adfitech certified to us by an officer of Adfitech as being complete and in full force and effect as of the date of this opinion letter;

(n)	Records certified to us by an officer of Adfitech as constituting all records of proceedings and actions of the Board of Directors of Adfitech relating to the transactions contemplated by the Guarantees;

(o)	A Good Standing Certificate relating to Adfitech issued by the Nevada Secretary of State dated July 9, 2008;

(p)	The Certificate of Incorporation of Thornburg Acquisition Subsidiary, Inc., a Delaware corporation (“TAS”) certified by the Delaware Secretary of State as of July 9, 2008, and certified to us by an officer of TAS as being complete and in full force and effect as of the date of this opinion letter;

(q)	The Bylaws of TAS certified to us by an officer of TAS as being complete and in full force and effect as of the date of this opinion letter;

(r)	Records certified to us by an officer of TAS as constituting all records of proceedings and actions of the Board of Directors of TAS relating to the transactions contemplated by the Guarantees;

(s)	A Good Standing Certificate relating to TAS issued by the Delaware Secretary of State dated July 9, 2008;

(t)	The Certificate of Incorporation of Thornburg Mortgage Hedging Strategies, Inc., a Delaware corporation (“TMHS”) certified by the Delaware Secretary of State as of July 9, 2008, and certified to us by an officer of TMHS as being complete and in full force and effect as of the date of this opinion letter;

(u)	The Bylaws of TMHS certified to us by an officer of TMHS as being complete and in full force and effect as of the date of this opinion letter;

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July 30, 2008

(v)	Records certified to us by an officer of TMHS as constituting all records of proceedings and actions of the Board of Directors of TMHS relating to the transactions contemplated by the Guarantees;

(w)	A Good Standing Certificate relating to TMHS issued by the Delaware Secretary of State dated July 9, 2008;

(x)	The Certificate of Incorporation of Thornburg Mortgage Home Loans, Inc., a Delaware corporation (“TMHL”) certified by the Delaware Secretary of State as of July 9, 2008, and certified to us by an officer of TMHL as being complete and in full force and effect as of the date of this opinion letter;

(y)	The Bylaws of TMHL certified to us by an officer of TMHL as being complete and in full force and effect as of the date of this opinion letter;

(z)	Records certified to us by an officer of TMHL as constituting all records of proceedings and actions of the Board of Directors of TMHL relating to the transactions contemplated by the Guarantees; and

(aa)	A Good Standing Certificate relating to TMHL issued by the Delaware Secretary of State dated July 9, 2008.

In addition, we have also examined such other corporate documents and records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors, and such other agreements, instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed below.

II.

We have also assumed the following:

(a)	The authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all records, documents and instruments submitted to us as copies, faxes or PDF files, and the authenticity of the originals thereof.

(b)

Any supplemental indenture to the Form Indenture and any resolution of the board of directors of the Company, the Guarantors and/or any Officers’ Certificate of the Company and the Guarantors executed and delivered pursuant to such Form Indenture, in any such case, pursuant to which Debt Securities and Prospective Guarantees are issued, will comply with the Form Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Prospective Guarantees will comply with such Form Indenture as then supplemented (including by any such supplemental

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indenture) and any such resolution of the board of directors of the Company, the Guarantors and/or Officers’ Certificate of the Company and the Guarantors; and

(c)	The form and terms of any Prospective Guarantees will comply with, and will not violate, the applicable Guarantor’s Articles of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Guarantor, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligation, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

III.

We express no opinion as to the effect on the Company’s obligations, and the Lender’s rights, under the Indentures of laws relating to fraudulent transfers and fraudulent obligations set forth in Bankruptcy Code §§ 544 and 548 and Article 10 of the New York Debtor and Creditor Law.

Our opinions are limited to the laws of the State of New York, the Maryland General Corporation Law with respect to the Company, the Nevada Revised Statutes – Private Corporations with respect to Adfitech, and the Delaware General Corporation Law with respect to TAS, TMHS and TMHL. We express no opinion with respect to any other law or the laws of any other jurisdiction.

IV.

Based upon the foregoing and subject to the assumptions and qualifications set forth above and below, we are of the opinion that:

(1)	The Guarantors have (i) taken all corporate action necessary to authorize the execution, delivery and performance of the each of the Existing Guarantees and, (ii) duly executed and delivered each of the Existing Guarantees.

(2)	The Existing Guarantees are valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms.

(3)

With respect to any series of Prospective Guarantees, when issued and sold in accordance with the applicable indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the

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Guarantors, enforceable against the Guarantors in accordance with their respective terms, provided that (i) the Registration Statement and Amendment, as finally amended (including all necessary post-effective amendments and prospectus supplements), is effective under the Act, and such effectiveness shall not have been terminated or rescinded, and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Prospective Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company and Guarantors have taken all necessary corporate action to authorize the creation and approve the issuance, sale and terms of the Prospective Guarantees and related matters; (v) the terms of the Prospective Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or the Guarantors or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantors; and (vi) the Prospective Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture, which shall have been duly executed and delivered by the Company, the Guarantors and the trustee, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor.

V.

We further advise you that:

(a)	Our opinion is subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

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July 30, 2008

(b)	The enforceability of indemnities, rights of contribution, exculpatory provisions, choice of venue provisions, waivers of jury trials, and waivers of the benefits of other statutory provisions may be limited on public policy grounds.

(c)	Parties may not invoke penalties (or other remedies) for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

(d)	The enforceability of the Guarantees may be subject to statutory provisions and case law to the effect that a guarantor may be discharged if the guarantied obligation is illegal or the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of any collateral, fails to accord the guarantor the protections afforded a debtor under Article 9 of the UCC or otherwise takes any action that prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action.

VI.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities will be issued from time to time on a delayed or continuous basis. Our opinions are limited to the matters expressly set forth in this opinion letter and no opinion is implied or may be inferred beyond the matters expressly so stated, except to the extent such opinion is a necessary legal predicate to an opinion expressly set forth herein and is not otherwise expressly excluded from the opinion set forth herein or assumed to be true in the assumptions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name in the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act or in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Heller Ehrman LLP

Thornburg Mortgage, Inc.
July 30, 2008

Schedule I

Adfitech, Inc.

Thornburg Acquisition Subsidiary, Inc.

Thornburg Mortgage Hedging Strategies, Inc.

Thornburg Mortgage Home Loans, Inc.